Exhibit 3.85

STATE OF TENNESSEE Tre Hargett, Secretary of State Division of Business Services William R. Snodgrass Tower 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102

CRC Health Tennessee, LLC	Pick Up	December 28, 2015
STE 1000
6100 TOWER CIR
FRANKLIN, TN 37067-1509
Control # 520480		Effective Date: 12/28/2015

Document Receipt

Receipt #: 2360270	Filing Fee:	$400.00
Payment-Check/MO - WALLER LANSDEN DORTCH, NASHVILLE, TN		$400.00

ACKNOWLEDGMENT OF CONVERSION

CRC HEALTH TENNESSEE, INC. converted from a TENNESSEE For-profit

Corporation to

CRC Health Tennessee, LLC

a TENNESSEE Limited Liability Company

This will acknowledge the filing of the attached Articles of Conversion with an effective date as indicated above.

When corresponding with this office or submitting documents for filing, please refer to the control number given above.

You must also file this document in the office of the Register of Deeds in the county where the entity has its principal office if such principal office is in Tennessee.

/s/ Tre Hargett
Tre Hargett
Secretary of State

Processed By: Cynthia Dunn

Phone (615) 741-2286 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

ARTICLES OF ENTITY CONVERSION (Domestic Business Corporation to a Domestic Unincorporated Entity) (ss-4612)

Business Services Division Tre Hargett, Secretary of State State of Tennessee 312 Rosa L. Parks Ave., 6th Fl. Nashville, TN 37243 (615) 741-2286 Filing Fee: $100.00	For Office Use Only FILED

Pursuant to the provisions of T.C.A. §48-21-112(a) of the Tennessee Business Corporation Act, the undersigned hereby submits these articles of entity conversion:

1.      Name of corporation immediately before the filling of the articles of entity conversion: CRC Health Tennessee, Inc.

 Secretary of State Control Number: 0520480

 Name to which the corporation is to be changed: CRC Health Tennessee, LLC

2.      The type of unincorporated entity that the survivor will be (check one):

☐ General Partnership

☑ Limited Liability Company

☐ Limited Partnership

☐ Business Trust

☐ Joint Stock Association

☐ Unincorporated Nonprofit Association

☐ Other:

3.      The plan of entity conversion was duly approved by the shareholders in the manner required by this chapter and the charter.

4.      If the survivor is a filing entity, attached is the applicable public organic document, except that provisions that would not be required to be included in a restated public organic document may be omitted.

5.      If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

(Not to exceed 90 days)	Effective Date:	12	/	28	/	2015	Time: 10:59_CST
		Month		Day		Year

12/28/2015	/s/ Christopher L. Howard
Signature Date	Signature

Vice President + Secretary	Christopher L. Howard, Vice President and Secretary
Signer’s Capacity	Name (printed or typed)

* Note: Pursuant to T.C.A. §10-7-503 all information on this form is public record.

Submitter Information: Name: Ann K. Rich	Phone #: (615) 850-8745

SS-4612 (01/13)	RDA 1678

TN112 - 01/25/2013 Wolters Kluwer Online

PLAN OF CONVERSION

OF

CRC HEALTH TENNESSEE, INC.

TO

CRC HEALTH TENNESSEE, LLC

Pursuant to the provisions of Section 48-21-111 of the Tennessee Business Corporation Act and Section 48-249-703 of the Tennessee Revised Limited Liability Company Act, the undersigned, desiring to convert a domestic corporation into a domestic limited liability company, does hereby certify as follows:

1 On or as of the “Effective Time” (as described below), CRC Health Tennessee, Inc. (the “Corporation”), a Tennessee corporation, shall convert into and continue its existence as CRC Health Tennessee, LLC (the “LLC”), a Tennessee limited liability company (the “Conversion”).

2. The undersigned intends that (i) this Plan of Conversion constitutes a “plan of liquidation” within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder and (ii) the Conversion shall qualify as a complete liquidation of the Corporation under Section 332 of the Code and Treasury regulations thereunder.

3. Upon the filing of the Articles of Entity Conversion, all of the shares held by the sole shareholder of the Corporation shall, by virtue of the conversion and without any action on the part of such shareholder, be converted into 100% of the membership interests of the LLC. At the conclusion of the conversion, the ownership of the LLC shall be identical to the ownership of the Company immediately prior to the conversion.

4. As a result of the conversion and without any action on the part of the Corporation’s sole shareholder, at the Effective Time, all shares of the Corporation shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the Corporation’s sole shareholder shall thereafter cease to have any rights with respect to such shares, except the right to retain 100% of the membership interests of the LLC.

5.	The Articles of Organization of the LLC are attached as Exhibit A hereto.

6. Notification of the approval of the Conversion shall be deemed to be the execution of the operating agreement by the sole member of the LLC, Comprehensive Addiction Programs, Inc.

7.	The Conversion shall be effective at 10:59 p.m. (CST) on December 28, 2015.

[Signature Page Follows]

Dated as of this 28th day of December, 2015.

CRC HEALTH TENNESSEE, INC.

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Title:	Vice President and Secretary

EXHIBIT A

ARTICLES OF ORGANIZATION

(Please see attached.)

ARTICLES OF ORGANIZATION

OF

CRC HEALTH TENNESSEE, LLC

The undersigned, acting as the organizer of a limited liability company under the Tennessee Revised Limited Liability Company Act, Tennessee Code Annotated, Sections 48-249-101, et seq., as amended, hereby adopts the following Articles of Organization for such limited liability company:

ARTICLE I

Name

The name of the limited liability company is CRC Health Tennessee, LLC (the “Company”).

ARTICLE II

Registered Office and Agent

The address of the initial registered office is 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, in Williamson County. The name of the Company’s initial registered agent is Lauren Foley.

ARTICLE III

Organizer

The name and address of the organizer of the Company is Christopher L. Howard, 6100 Tower Circle, Suite 1000, Franklin, TN 37067.

ARTICLE IV

Principal Executive Office

The initial principal executive office of the Company is 6100 Tower Circle, Suite 1000, Franklin, TN 37067. The county in which the initial principal executive office is located is Williamson County, Tennessee.

ARTICLE V

Management

The Company shall be member-managed.

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ARTICLE VI

Date of Formation

The existence of the Company is to begin upon the filing of these Articles of Organization.

Dated: December 28, 2015

/s/ Christopher L. Howard
Christopher L. Howard, Organizer

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